UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

SURFECT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000-G Candelaria NE, Albuquerque, New Mexico	87112
(Address of Principal Executive Offices)	(Zip Code)

(505) 294-6354
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On June 15, 2007, Surfect Holdings, Inc. (the “Company”) and Yixiang Xie, Chief Technology Officer of the Company and of Surfect Technologies, Inc. (“Technologies”) mutually agreed to end their employment relationship and, effective as of such date, Mr. Xie ceased to be an employee and Chief Technology Officer of Technologies and the Company.

(c)   On June 21, 2007, the Board of Directors appointed Steve Cho as Chief Technology Officer of the Company. Mr. Cho will be paid an annual base salary of $110,000.

Prior to joining the Company, Mr. Cho served as Manager, New Products Development at Abbott Labs/Hospira, from 1997 until 2007. Prior to Abbott, he has worked in various management positions in research and development and product development for Candescent Technologies, Draper Laboratories, and NCR Microelectronics. Mr. Cho has over 25 years experience in applying semiconductor technology to four different industries, including biomedical, flat panel, military, and IC. He holds 29 patents (granted or pending), 20 publications, and 9 technical awards. Dr. Cho has earned an MBA from UCLA, a Ph.D. from the University of Michigan, an MSEE from the Ohio State University, and a BSEE from the Massachusetts Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Date: June 21, 2007	By:	/s/ Steven Anderson

Steven Anderson Chief Executive Officer

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